                                                                  Exhibit (h)(3)

                            ADMINISTRATION AGREEMENT

                                   Appendix C
                                   ----------
                         Barclays Global Investors Funds
                         -------------------------------
                                  FEE SCHEDULE
                                  ------------

Fund                                                    Fee*
-------------------------------------           -------------------
                                                (as a percentage of
                                                 daily net assets)

Bond Index Fund (single class)                                 0.15%
Institutional Money Market Fund
   Aon Captive Share Class                                     0.02%
      General and Administrative       (0.02%)
      Shareholder Servicing             (N/A)
   Institutional Class                                         0.02%
      General and Administrative       (0.02%)
      Shareholder Servicing             (N/A)
   Premium Class                                               0.07%
      General and Administrative       (0.02%)
      Shareholder Servicing            (0.05%)
   Trust Class                                                 0.35%
      General and Administrative       (0.08%)
      Shareholder Servicing            (0.25%)
LifePath Retirement Portfolio
   Class I                                                     0.50%
   Class R                                                     0.50%
LifePath 2010 Portfolio
   Class I                                                     0.50%
   Class R                                                     0.50%

----------
* Expenses attributable to one or more, but not all, of the Funds or share classes (such as shareholder servicing expenses) shall be charged against the assets of the relevant Funds or share classes. Because of the differences in the expenses attributable to one or more, but not all, of the share classes of a particular Fund, a Fund may have different administration fees for different share classes. General expenses of the Trust shall be allocated among the Funds in a manner proportionate to the net assets of each Fund, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

Fund                                                    Fee*
-------------------------------------           -------------------
                                                (as a percentage of
                                                 daily net assets)

LifePath 2020 Portfolio
   Class I                                                     0.50%
   Class R                                                     0.50%
LifePath 2030 Portfolio
   Class I                                                     0.50%
   Class R                                                     0.50%
LifePath 2040 Portfolio
   Class I                                                     0.50%
   Class R                                                     0.50%
Money Market Fund (single class)                               0.35%
Prime Money Market Fund
   Institutional Class                                         0.02%
      General and Administrative       (0.02%)
      Shareholder Servicing             (N/A)
   Premium Class                                               0.07%
      General and Administrative       (0.02%)
      Shareholder Servicing            (0.05%)
   Trust Class                                                 0.35%
      General and Administrative       (0.08%)
      Shareholder Servicing            (0.25%)
S & P 500 Stock Fund (single class)                            0.15%

Dated:  May 12, 2004


----------
* Expenses attributable to one or more, but not all, of the Funds or share classes (such as shareholder servicing expenses) shall be charged against the assets of the relevant Funds or share classes. Because of the differences in the expenses attributable to one or more, but not all, of the share classes of a particular Fund, a Fund may have different administration fees for different share classes. General expenses of the Trust shall be allocated among the Funds in a manner proportionate to the net assets of each Fund, on a transactional basis or on such other basis as the Board of Trustees deems equitable.